Exhibit (iv)

ICIMutual
Partners in Risk Management

John T. Mulligan
Vice President

October 29, 2008

Mr. Paul O’Neil
Chief Compliance Officer
Eaton Vance Corporation
255 State Street
Boston, MA 02109

Re:	ICI Mutual Insurance Company Blanket Bond No. 97125108B, D&O/E&O Policy No.
97125108D, and IDL Policy No. 97125108I

Dear Paul:

I hereby confirm that the premiums and taxes due for the above referenced bond and D&O/E&O policy have been paid for the period September 1, 2008 through September 1, 2009.

Feel free to call me at (800) 643-4246 if you have any questions.

Sincerely,

/S/ John T. Mulligan
Vice President